                                                                   EXHIBIT 10.13

                               LINKING AGREEMENT


THIS LINKING AGREEMENT ("Agreement") is made this 2nd day of April, 1998 ("Effective Date"), by and between LYCOS BERTELSMANN GMBH & CO. KG, a German Limited Partnership with a principal place of business at Carl Bertelsmann Strasse 161 L. D - 33311 Guetersloh, Germany ("Lycos"), and CDNOW, INC., a Pennsylvania corporation with a principal place of business at 610 Old York Road, Suite 300, Jenkintown, PA 19046 USA ("CDnow").

                                   RECITALS

WHEREAS, CDnow is a retailer of compact discs and other items for sale through its Web service which is accessible through the URL www.cdnow.com (the "CDnow Site");

WHEREAS, Lycos is the owner or licensee of certain Lycos branded Web services and other search and content areas in Europe as defined in Section 1(j) below;

WHEREAS, CDnow desires that Lycos integrate links form the Lycos Sites to a co-branded version of the CDnow Site so that Lycos users may have convenient access to the CDnow Site;

NOW, THEREFORE, the parties hereto for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement will have the following meanings:

     (a) "Above-the-fold" shall mean situated within the portion of a page that is designed to be visible on a standard computer screen with a resolution of 640 pixels by 480 pixels without requiring the user to scroll horizontally or vertically throughout the page.

     (b) "Active Cosmic Credit Site" shall mean a website that has been registered in CDnow's affiliate website program known as the "Cosmic Credit Program" through the Cosmic Credit links provided by CDnow on any of the Lycos Sites and which has generated one non-returned purchase of a product on the CDnow Site.

     (c) "Beyond the Banner" shall mean any type of promotion which involves promotional techniques other than the placement of standard advertising banners or standard advertising buttons and links.

     (d) "Carry-through Bar" shall mean a linking bar containing one or more of the Proprietary Features of both of the parties which connects the Co-branded Pages and the Lycos Sites, as set forth in Exhibit A.

     (e) "CDnow Branded Link" shall mean a link which contains a CDnow approved Proprietary Feature of CDnow, is located on the Lycos Sites and will take Lycos users to the Co-branded Pages.

     (f) "Co-branded Pages" shall mean pages of the CDnow Site which a visitor from the Lycos Sites will link to and which shall display certain Proprietary Features of both Lycos and CDnow. The Co-branded Pages can only be viewed by a visitor who links to them directly from the Lycos Sites or through

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a stored URL (e.g. bookmark or similar technological storage mechanism). The
Co-branded Pages will reside on CDnow's server(s). The URL of the Co-branded Pages shall be displayed as "cdnow.lycos.de", the implementation and timing of which shall be subject to reasonable commercial and technological considerations by both parties. The URL shall be only be used for the purpose of pointing to a webserver of CDnow's choice.

     (g) "Competitive Marketing" shall mean any link (which does not transfer to the Co-branded Pages or CDnow's Site) and/or displayed message which promotes an Entity which [XXX].

     (h) "Entity" shall mean any individual, limited liability company, partnership, corporation, or division, subsidiary or business unit thereof, retail site, World Wide Web site, organizational department or other entity.

     (i) "Launch Date" shall mean the date on which Lycos makes the CDnow Branded Links available to users in accordance with the placement terms set forth in Sections 2(a) and 2(b), provided that CDnow has approved such placements (which approval shall not be unreasonably withheld or delayed) prior to the launch. CDnow and Lycos shall use commercially reasonable efforts to develop and deliver as necessary to each other, within two (2) weeks of the Effective Date, any and all URLs, URL formats (as applicable), content, and other materials necessary for Lycos to make available the CDnow Branded Links. Subsequent to delivery of all necessary materials to Lycos, Lycos shall use commercially reasonable efforts to make available the CDnow Branded Links to its users within two (2) weeks of such delivery. If CDnow does not deliver sufficient materials necessary to implement this Agreement within two (2) weeks of the Effective Date, then the Launch Date shall be May 1.

     (j) "Lycos Sites" shall mean the Lycos branded web sites developed by or for Lycos which are accessible through and are developed for the United Kingdom, Germany, the Benelux Countries, France, Italy, Spain and Switzerland, and may be developed for the other countries listed in Exhibit E (which is attached hereto and made a part hereof), provided that Lycos shall have the right to choose the music partner for the Web Sites, and including any upgraded or extended Lycos branded services to those Sites:

     (k) "New Customer" shall mean any user that transfers from the Lycos Sites directly to the Co-Branded Pages, creates a first-time account and at that time or at any time thereafter during the Term of this Agreement makes a first purchase of any product at the CDnow Site, which product is also shipped by CDnow's distributor.

     (l) "Page View" shall mean a user's viewing of any webpage of the Lycos Sites containing a CDnow Branded Link.

     (m) "Promotion Schedule" shall mean a written term sheet signed by an authorized representative of each party pertaining to a promotion or special marketing event entered into by both parties and describing the obligations of each party with regard to such promotion or special marketing event.

     (n) "Proprietary Feature" shall mean any trademark, service mark, trade name, domain name, text message, navigational element or design logo which is proprietary to Lycos and/or CDnow.

     (o) "Term" is defined in Section 12 of this Agreement.

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          (p) "URL" shall mean Universal Resource Locator.


2. LINKING.

          (a) CDNOW BRANDED LINK PLACEMENT. Lycos shall place CDnow Branded Links on the Lycos Sites, except for Lycos Benelux which will be available as of [XXX] in accordance with the requirements set forth in this Section 2(a).

               (i) Lycos will place the following links on the pages indicated (and all existing or future equivalents, extensions, additions or replacements of such areas/pages on the Lycos Sites). The links shall be placed in accordance with Exhibit B (which is attached hereto and made a part hereof) unless otherwise agreed by the parties.

                    (A) [XXX].

                    (B) [XXX].

                    (C) Keyword Targeted Banners: Lycos will deliver [XXX]. The parties agree to use commercially reasonable efforts to implement emerging technologies (i.e. html dynamic banners) to improve and enhance advertising performance and functionality in the banner ads. At a minimum, the Keywords shall include those Keywords set forth in Exhibit D (which is attached hereto and made a part hereof). CDnow may choose additional Keywords, provided such Keywords are or will become available, in whole or in part, at the time of request, subject to Lycos approval, which approval shall not be unreasonably withheld or delayed. In addition, Lycos shall provide CDnow any and all available Page Views of the [XXX].

                    (D) Sound Search: Every Search Sound result page will include a permanent, non-rotating, Above-the-fold graphic CDnow Branded Link to CDnow.

                    (E) Search Results: Lycos shall place(I) text and graphic CDnow Branded Links on all of the music-related search results pages, up to [XXX] Keywords in total, which CDnow may amend at any time and from time to time, and CDnow shall provide in a mutually agreed upon file format, and (II) graphic CDnow Branded Links on [XXX] or more, at Lycos discretion, of the general search results pages. Such links will transfer users to the related CDnow artist discography pages or musical genre pages. The implementation of the CDnow Branded Links on the search results pages will be based on a data file provided by CDnow. Wording for the actual text links shall be mutually agreed upon by the parties, but the CDnow text links will be incorporated in an Above-

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the-fold, non-banner position. Lycos shall make commercially reasonable efforts to make available to CDnow any and all music-related Keywords.

               (F) [XXX]: CDnow will provide content for a [XXX] to be hosted on the Lycos Sites across Europe. CDnow represents and warrants that it will use commercially reasonable efforts to provide current, relevant content, localized as necessary, for each of the Lycos Sites. Lycos shall have editorial approval over the [XXX], such approval not to be unreasonably withheld or delayed. Such content will include:

                    (I)   A CDnow graphic logo Above-the-fold;
                    (II) A CDnow Search box, Above-the-fold, as well as a CDnow Branded Link to CDnow's classical music Search page. The Search boxes will take users directly to corresponding, co-branded artist discography pages;
                    (III) CDnow promotional links (the sizes to be mutually agreed upon by the parties, but there will be a maximum of three links, each link not to be smaller than 120 X 60 pixels) where CDnow can advertise its current in store promotions (i.e. 3 CD's for $30);

Additional content provided by CDnow may include, but is not limited to:

                    (IV)  News and reviews for various musical genres:
                    (V)   Chats and online music events calendar:
                    (VI)  Advanced orders; and
                    (VII) New releases.

               (G) [XXX]: The parties agree to work together to create a mutually acceptable [XXX]. The [XXX] will include content and commerce offerings to provided by CDnow. The parties will work together to develop a mutually agreeable look and feel for the [XXX].

               (H) Other [XXX]: CDnow shall have a presence on other suitable [XXX] in the form of a graphic CDnow Branded Link, Above-the-fold. The parties agree to work together to maximize commerce opportunities that may arise in other web guides.

          (ii) Lycos represents and warrants that it will place the CDnow Branded Links on its Sites in a manner that is at least as good or better than any other third party links on such Sites that are of a substantially similar nature and function as the CDnow Branded Links. Lycos agrees that CDnow may vary the elements of the CDnow Branded Links not more than [XXX] upon five (5) business days notice in writing (including e-mail). Furthermore, the parties agree to work together in good faith to identify and implement appropriate placement of the CDnow Branded Links throughout the Lycos Sites, including all necessary testing of the performance of such CDnow Branded Links. Prior to implementing any modifications to the CDnow Branded Links not requested by CDnow. Lycos will consult with CDnow in good faith regarding such changes. CDnow agrees to collaborate with Lycos' production staff in designing and implementing changes to CDnow Branded Links. In addition, Lycos agrees to reasonably consider recommendations from CDnow regarding placement of CDnow Branded Links in areas of the Lycos Sites not set forth in this Agreement.

          (iii) CDnow acknowledges that the depictions of webpages attached as Exhibits to this Agreement reflect the current iterations of webpages, and that Lycos, consistent with its need to maintain creative control of its Sites, may modify those webpages; provided, however, that the relative

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prominence of the CDnow Branded Links shall be maintained on the redesigned webpages in accordance with the obligations of the parties under Section
2(a)(i).

     (b)  MINIMUM PAGE VIEW GUARANTEES.

               (i) During the first full year of the Term, Lycos will deliver a minimum of [XXX] Page Views according to the following schedule:

                   Quarter/*/                   Page Views
                   ---------                    ----------
                       1                        [XXX]
                       2                        [XXX]
                       3                        [XXX]
                       4                        [XXX]


               (ii) During the second full year of the Term, Lycos will deliver a minimum of [XXX] Page Views according to the following schedule:

                   Quarter/*/                   Page Views
                   ---------                    ----------
                       1                        [XXX]
                       2                        [XXX]
                       3                        [XXX]
                       4                        [XXX]

               (iii) During the third full year of the Term, Lycos will deliver a minimum of [XXX] Page Views according to the following schedule:

                    Quarter/*/                  Page Views
                    ---------                   ----------
                       1                        [XXX]
                       2                        [XXX]
                       3                        [XXX]
                       4                        [XXX]

/*/following the Launch Date

     (c) LINK DEVELOPMENT AND TRANSLATION. Lycos shall produce the CDnow Branded Links and Carry-through Bar, and CDnow will supply Lycos with all information, artwork, logos, trademarks and URLs needed to produce such CDnow Branded Links and Carry-through Bar. In the event that CDnow is requested by Lycos to produce the CDnow Branded Links, Carry-through Bar or other elements of the Co-branded Pages, CDnow shall produce such items and Lycos (as appropriate) will supply CDnow with all information, artwork, logos, trademarks and URLs necessary in a format specified by CDnow. CDnow shall be responsible for all translation of the CDnow Branded Links and other CDnow content, such translation to be performed at CDnow's sole discretion and cost.

     (d) LINKS TO COBRANDED PAGES. When users transfer from the Lycos Sites to CDnow, the initial Cobranded Page to which the users transfer shall have the principal purpose of the promotion or sale of music-related products.

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3.   PAYMENTS; AUDIT; REPORTING.

          (a) MARKETING FEE. During the Term, in consideration of Lycos fulfilling its obligations under this Agreement and subject to terms of this Agreement, CDnow will pay Lycos marketing fees, in US dollars as follows:

               (i)  Payment of $5,500,000 based on the following schedule:

               Year 1
               ------

               Date                            Payment
               ----                            -------
          Upon the Effective Date              $500,000
          Upon the Launch Date                 $380,000 (Implementation Fee)
          First day of the 2nd quarter/*/      $180,000
          First day of the 3rd quarter/*/      $180,000
          First day of the 4th quarter/*/      $180,000

          Year 2
          ------

          Date                                Payment
          ----                                -------
          First day of the 5th quarter/*/      $180,000
          Last day of the 5th quarter/*/       $425,000
          Last day of the 6th quarter/*/       $425,000
          Last day of the 7th quarter/*/       $425,000
          Last day of the 8th quarter/*/       $425,000

          Year 3
          ------

          Date                               Payment
          ----                               -------
          Last day of the 9th quarter/*/      $550,000
          Last day of the 10th quarter/*/     $550,000
          Last day of the 11th quarter/*/     $550,000
          Last day of the 12th quarter/*/     $550,000

/*/following the Launch Date

               (ii) $[XXX] in cash for each New Customer to be paid within thirty (30) days of the end of each quarter in which such New Customers are acquired.

               (iii) $[XXX] in cash for each Active Cosmic Credit Site to be paid within thirty (30) days of the end of each quarter in which such Active Cosmic Credit Sites are acquired. In no event will a New Customer fee be paid to Lycos as part of the creation of an Active Cosmic Credit Site.

     (b) AUDIT RIGHTS; UNDER/OVER PAYMENTS. Each party shall maintain complete and accurate records in accordance with US Generally Accepted Accounting Principles (GAAP) or the German

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equivalent for all transactions which are the subject of this Agreement for not less than (3) years after the last payment is due under this Agreement. A "big six" or other mutually acceptable accounting firm that is independent to Lycos and CDnow retained by a party (the auditing party) shall have access to such records of the other party (the audited party), upon reasonable notice, for the purposes of audit during normal business hours, for so long as such records are required to be maintained. If such accounting firm determines that any additional payment is due the auditing party by the audited party, and such payment is not the subject of a good faith dispute between the parties, then the audited party shall promptly make payment of such amount to the auditing party. If a party overpays the other party, the party that has made such overpayment shall be entitled to a credit against the next payment due to the other party in the amount of the overpayment, unless such overpayment is the subject of a good faith dispute between the parties or no further payments are due under this Agreement, in which case, the party that has received the overpayment will promptly refund to the other party the amount of the overpayment.

     (c) REPORTING.

            (i) CDnow shall provide Lycos with a monthly report listing the number of New Customers and Active Cosmic Credit Sites generated from the Lycos Sites and calculated, in sufficient detail, for Lycos to determine the amounts payable by CDnow to Lycos hereunder. Such report is to be used by Lycos to actively track whether CDnow is fulfilling its obligations under this Agreement.

            (ii) Beginning on the Effective Date. Lycos will provide CDnow with weekly reports of Page Views (categorized by the areas set forth in Section 2(a)(i) or any future equivalent thereto or newly developed area which would contain CDnow Branded Links) delivered to users of the Lycos Sites during the immediately preceding week in a form and via media mutually agreeable to the parties. Such report is to be used by CDnow to actively track whether Lycos is fulfilling its obligations under this Agreement.

4. [XXX]

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5. EXCLUSIVITY.

     (a)  In no event will Lycos: [XXX].

     (b) Lycos shall offer to CDnow a right-of-first-offer and right-of-first-negotiation for any and all opportunities that Lycos intends to offer to any other Entity which principally sells pre-recorded music products. Once Lycos informs CDnow of each such opportunity and if CDnow informs Lycos of its interest in each such opportunity, Lycos and CDnow agree to diligently negotiate in good faith for not less than [XXX] a binding agreement concerning each such opportunity. Lycos will use best efforts to obtain a right-of-first-offer and right-of-first-negotiation for any and all opportunities that may be available to any other music seller for any international properties in which Lycos maintains an ownership interest or licensing arrangement.

6. THE CO-BRANDED PAGES. CDnow shall place a Carry-through Bar on the top and bottom of the Co-branded Pages which will allow the visitor to return to the Lycos Sites. CDnow and Lycos shall mutually agree upon the overall design of the Carry-through Bar within the specifications provided by CDnow in the Carry-through Bar Specifications, which is attached hereto as Exhibit A and made a part hereof. In the event that CDnow should redesign its Site, CDnow shall use good faith efforts to provide substantially similar functionality and prominence. The final determination of any new design shall be at CDnow's sole discretion.

7. FULFILLMENT. CDnow shall have the sole right and responsibility for processing all orders which it receives through every aspect of the retail transaction, including receiving, filling, shipping and handling, collecting payment, tracking and transaction security. All orders for CDnow's products shall be placed by customers directly with CDnow and shall be subject to acceptance by CDnow. All orders accepted shall be subject to the terms and conditions of CDnow's then current terms and conditions of sale. Such terms may be changed at any time, without notice to Lycos. CDnow shall have no obligation to ship any orders unless payment in full is received in advance. Prices for the products shall be set solely by CDnow. CDnow may, at its discretion, change its prices at any time, without notice to Lycos.

8. SPECIAL PROMOTIONS. Lycos acknowledges that in the event that the parties enter into any special marketing and promotional activities together, there may be additional costs including, but not limited to warehousing costs, management fees and fulfillment fees, associated with such activities. The parties shall agree in advance in a Promotion Schedule as to the scope of such special marketing and promotional activities and the amount of funds and/or other resources to be contributed to such activities by CDnow and Lycos. Any and all Promotion Schedules shall be appended to this Agreement. CDnow and Lycos shall mutually agree upon a joint promotion, such as a musical concert, to announce this Agreement, such

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promotion to physically take place in Continental Europe or the United Kingdom and executed within [XXX] of the Launch Date. CDnow and Lycos shall share the cost of the promotion equally, up to [XXX] each.

9. STAFFING. Each party agrees to provide staffing sufficient for such party to meet its obligations under this Agreement in a timely manner. Further, each party shall appoint a relationship manager who shall have responsibility for managing the day-to-day activities of the party under this Agreement.

10. RIGHT OF NEGOTIATION. In the event that CDnow desires to renew this Agreement at the end of the Term, Lycos agrees to promptly and diligently negotiate with CDnow in good faith to determine reasonable terms and conditions of renewal, beginning not less than [XXX] prior to the end of the Term of this Agreement. During the Term, Lycos agrees not to enter into any discussions, negotiations, agreements or the like with any seller of music regarding the Lycos Sites: provided, however, that Lycos is free to do so in the last [XXX] of the Term if Lycos and CDnow have not agreed upon renewal terms prior to such time.

11. LICENSE; OWNERSHIP.

       (a) Each party hereby grants to the other party, during the Term of this Agreement, a non-exclusive, non-transferable license to use its names, logos, trademarks and service marks, copyrights and proprietary technology solely as reasonably necessary to perform its obligations under this Agreement: provided, however, that any promotional materials containing a party's name will be subject to the other party's prior written approval.

       (b) Each party owns and shall retain all right, title and interest in its names, logos, trademarks and service marks, copyrights and proprietary technology including without limitation, those names, logos, trademarks and service marks, copyrights and proprietary technology currently used or any which may be developed in the future. Neither party shall copy, distribute, reproduce or use the other party's names, logos, trademarks and service marks, copyrights and proprietary technology except as expressly permitted under this Agreement. Upon notice from the one party, the other party shall immediately terminate the use of any advertising materials using the notifying party's name or logo.

       (c) Neither party shall contest or impair, directly or indirectly, the other party's ownership of any of such other party's names, logos, trademarks and service marks, copyrights, Proprietary Features and proprietary technology, anywhere, nor the fact that the use of such names, logos, trademarks and service marks, copyrights and proprietary technology by it will inure to the benefit of the other party. Neither party will assist others to contest or impair the same and each party hereby expressly acknowledges the other party's superior rights therein.

12. TERM AND TERMINATION. The term of this Agreement shall commence upon the Effective Date and shall continue for three (3) years from the Launch Date (the "Term"), unless previously terminated as set forth below. The first year of the Term shall end twelve months after the Launch Date. The second year of the Term shall end twenty-four months after the Launch Date, and so on.

       (a) During the Term:

               (i) Any party may terminate this Agreement at any time: (A) immediately upon written notice if another party becomes insolvent, files a petition in bankruptcy or makes an assignment for the benefit of its creditors; or (B) thirty (30) days after written notice to another party of such

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       other party's breach of any of its material obligations under this
       Agreement, which breach is not remedied within such 30-day period. Such termination shall not relieve the party in breach from liability for the performance of its obligations prior to such termination and shall be in addition to all other rights and remedies the terminating party may have available to it under this Agreement or at law or in equity:

               (ii) Lycos failure to meet the Launch Date shall constitute a breach of a material obligation under this Agreement.

       (b) Upon the termination or expiration of this Agreement, each party will: (i) immediately cease any and all use of the other parties intellectual property, including, without limitation, the other party's trademarks, tradenames, service marks, and other proprietary indicia; and (ii) promptly (within ten (10) days) return all assets (digital, proprietary or otherwise) belonging to the other.

       (c) Upon the termination or expiration of this Agreement, Lycos shall continue to point the URL "cdnow.lycos.de" to a URL of CDnow's choice for one year. Subsequent to such period, Lycos shall cease all use of such URL.

       (d)  1, 3(b), 7, 11(b), 11(c), 12(b), 12(c), 14, 15 and 16 shall survive termination of this Agreement.

13.  REPRESENTATIONS.

       (a) Each party represents and warrants that it has, and will retain during the Term hereof, all right, title and authority to enter into this Agreement to grant the other parties the rights and licenses herein granted and to perform all of its obligations under this Agreement.

       (b) Each party represents and warrants that (i) there are no restrictions, agreements or understandings whatsoever to which the representing party is a party which would prevent or make unlawful its execution of this Agreement or its engagement hereunder; and (ii) that its execution of this Agreement and its engagement hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which it is a party or by which it is bound.

       (c) CDnow represents and warrants that to its knowledge any content provided by CDnow and displayed on the CDnow Site, the Co-branded Pages or the Lycos Sites does not constitute defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This representation and warranty shall specifically not apply to content provided by visitors to the Co-branded Pages, the Lycos Sites, or the CDnow Site such as visitors who use chat rooms, bulletin boards, or other forums on such Site which allow visitors to display material that is not within the control of CDnow.

       (d) Lycos represents and warrants that to its knowledge any content provided by Lycos and displayed on the Co-branded Pages, the CDnow Site or the Lycos Sites does not constitute defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This representation and warranty shall specifically not apply to content provided by visitors to the Co-branded Pages, the Lycos Sites or the CDnow Site such as

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visitors who use chat rooms, bulletin boards, or other forums on such Site which allow visitors to display material that is not within the control of Lycos.

     (e) Lycos represents and warrants that (i) it will continue to expend at least a substantially similar amount of resources (e.g. budget, staff) as it is currently committing as of the time of execution of this Agreement for the Lycos
Sites: and (ii) it will not develop or promote any space on the Lycos Sites which would contain any Competitive Marketing and which functions in a substantially similar manner to or provides the user with a substantially similar experience as the spaces on the Lycos Sites that contain CDnow Branded Links as contemplated by this Agreement.

14. INDEMNIFICATION.

     (a) INDEMNIFICATION BY CDNOW. CDnow shall indemnify, defend and hold harmless Lycos and its affiliates, and their respective shareholders, directors, officers, employees and agents, against any and all claims, actions, liabilities, losses, and expenses (including reasonable attorneys' fees) brought by a third party relating to or arising out of any claim that any content provided by CDnow and displayed on the Co-branded Pages, the CDnow Site, or the Lycos Sites constitutes a defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party, including any claims arising out of the offer of sale of pre-recorded music products and the performance of sound samples related thereto via the Internet. This indemnity shall specifically not apply to content provided by visitors to the Co-branded Pages, the CDnow Site, or the Lycos Sites such as visitors who use CDnow's chat rooms, bulletin boards, or other forums which allow visitors to display material that is not within the control of CDnow.

     (b) INDEMNIFICATION BY LYCOS. Lycos shall indemnify, defend and hold harmless CDnow and its affiliates, and their respective shareholders, directors, officers, employees and agents, against any and all claims, actions, liabilities, losses, and expenses (including reasonable attorneys' fees) brought by a third party relating to or arising out of any claim that any content provided by Lycos and displayed on the Co-branded Pages, the CDnow Site or the Lycos Sites constitutes a defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This indemnity shall specifically not apply to content provided by visitors to the Co-branded Pages, the Lycos Sites or the CDnow Site such as visitors who use chat rooms, bulletin boards, or other forums on such Site which allow visitors to display material that is not within the control of Lycos.

     (c) OBLIGATIONS OF THE INDEMNIFIED PARTY. The indemnified party shall promptly provide the indemnifying party with written notice of any claim which the indemnified party believes falls within the scope of this Section 14(c); provided, however, that, except to the extent the indemnifying party is actually prejudiced by the indemnified party's failure to provide such prompt notice, such failure to provide prompt notice hereunder shall not limit the indemnified party's rights under this Paragraph 14(c). The indemnified party may, at its own expense, assist in the defense of any such claim if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim.

     (d) SETTLEMENT. No party shall, without the prior written consent of another party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

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15.  CONFIDENTIALITY; PUBLIC RELATIONS.

     (a) NON-DISCLOSURE AGREEMENT. The parties acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

     (b) CONFIDENTIAL INFORMATION DEFINED. As used in this Agreement, the term "Confidential Information" refers to: (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategics, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

     (c) NOTIFICATIONS REQUIRED BY LAW OR REGULATION. The parties agree that it shall not be deemed a breach of this Agreement for any party to disclose the terms and conditions of this Agreement in any regulatory filing with the Securities & Exchange Commission, any stock exchange or the NASDAQ National Market, which such party determines in good faith is required, provided such party seeks confidential treatment of the material financial terms and conditions of this Agreement.

     (d) PUBLICITY. No party will make any detailed announcements or statements to the public or create any written materials concerning the relationship between them without the prior written consent of the other, which is not to be unreasonably withheld or delayed. In no event shall either party or any content, products or services present on either party's website or service disparage the other party or any of the other party's affiliates.

     (e) PRESS RELEASES. Lycos and CDnow shall jointly prepare a press release concerning the existence of this Agreement and mutually agree upon the contents of such press release. Unless required by law, legal process or governmental regulation. CDnow agrees not to issue any press release regarding European marketing or expansion prior to issuing a press release regarding this Agreement.

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16. MISCELLANEOUS

     (a) INDULGENCES. ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any occurrence or as a waiver of any other right, remedy, power or privilege.

     (b) DISPUTE RESOLUTION. If a dispute arises out of or relates to this Agreement, or its breach, and cannot otherwise be amicably resolved within thirty (30) days of the date one party notifies the other party of the existence of such dispute, the parties agree to submit the dispute to arbitration by and under the rules of the International Chamber of Commerce ("ICC"), and to an arbitrator that they shall mutually select and agree upon, and the arbitration shall be held in New York, New York. In the event the parties are unable to agree on an arbitrator within fifteen (15) days after the dispute is submitted for arbitration, the arbitrator shall be selected by the ICC. An award shall be made within (6) months of selection of the arbitrator. The arbitrator shall determine issues to be arbitrated, but may not limit, expand or otherwise modify the terms of this Agreement nor have authority to award punitive damages or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto. At the request of either party, the arbitrator shall provide to the parties findings of facts and conclusions of law supporting any decision and/or award. The decision and/or award of the arbitrator shall be final and binding upon the parties and may be entered in any court of competent jurisdiction. The parties shall provide the arbitrator and any expert witnesses with any and all information pertaining to the dispute between the parties that the arbitrator or expert witnesses may request in such arbitration, provided such information shall be deemed the Confidential Information of the disclosing party. The parties, their representatives and counsel, other participants and the arbitrator shall hold the existence, content and results of the arbitration in confidence, except as may be required to be disclosed by applicable law.

     (c) NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when sent by registered air mail, return receipt requested, postage prepaid, address as set forth below:

          (i)  If to CDnow:                  (ii)  If to Lycos:

               CDnow, Inc.                         Lycos Bertelsmann
               610 Old York Road                   GmbH & Co. KG
               Jenkintown, PA 19046                Carl Bertelsmann Str. 161 L
               USA                                 Postfach 315
                                                   D 33311 Guetersloh
               Attn: General Counsel               Germany
                                                   Attn: CEO

                                                   with a copy to:

                                                   Dr. Dannhoff
                                                   Bertelsman AG
                                                   Legal Department

                                 13

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

                                             Carl Bertelsmann Str. 270
                                             D 33311 Guetersloh

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in the manner set forth herein.

     (d) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     (e) ENTIRE AGREEMENT. The terms and conditions of this Agreement and any and all Exhibits attached hereto represent the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by both parties.

     (f) SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     (g) TELEFAXES CONSTITUTE VALID DOCUMENTS. This Agreement and subsequent modifications may be transmitted by telecopy facsimile machine and such facsimile copy shall be deemed an original if all pages thereof are initialed and the Agreement or modifications are signed by the duly authorized representative of the parties. Such facsimiles shall constitute valid, binding documents and shall be regarded as such upon receipt. The original of the document sent by telefax shall be promptly sent within seventy-two (72) hours overnight courier or first class mail to the receiving party so that accurate files may be maintained. Failure to send timely any original document shall not affect the validity or binding nature of such document.

     (h) FORCE MAJEURE. Neither party shall be held to be in breach of this Agreement by any reason of any failure or delay in its performance hereunder if such failure is due to causes beyond its reasonable control, including but not limited to acts of the other party, acts of God, delays in transportation, inability beyond its reasonable control to obtain necessary labor or materials, or events such as fires, floods, earthquakes, storms, war, act of public enemy, civil commotions and the like or by any law, rule, regulation, order or other action by public authority. To the extent failure to perform is caused by such an event, such party shall be excused from performance hereunder so long as such event continues to prevent such performance and provided the non-performing party takes all reasonable steps to resume full performance.

     (i) INDEPENDENT CONTRACTOR. Each party shall act as independent contractor and shall have no authority to obligate or bind the other in any respect. Neither the employees of Lycos nor the employees of CDnow shall represent themselves to the employees of the other.

     (j) COMPLIANCE WITH LAWS. Each party shall comply with all federal, state and local laws, licensing regulations and rulings of governmental bodies having jurisdiction over its business. Nothing in this Agreement shall be construed to require either party to perform any act in violation of any laws, regulations or rulings.

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     (k)  DISCLAIMER OF WARRANTY. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS
AGREEMENT. EACH PARTY'S SITE(S) IS PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY OR INCAPABLE OF EXCLUSION. RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT.

     (l) LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE AMOUNT RECEIVED OR PAID BY SUCH PARTY UNDER THIS AGREEMENT, PROVIDED THAT THIS SECTION DOES NOT LIMIT ANY PARTY'S LIABILITY FOR
(A) WILLFUL AND MALICIOUS MISCONDUCT: (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY: (C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE: OR (D) SUCH PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER.

     (m) LIABILITY FOR TERMINATION. In the event of proper termination as set forth herein, the terminating party shall not be liable for reimbursement of damages as a result of such proper termination on account of any loss of prospective profits or on account of expenditures, investments, leases or other commitments relating to the other party's business or good will.

     (n) EXPENSES. Except as otherwise provided for in this Agreement, each party shall be responsible for any and all expenses, charges and fees incurred by it in connection with its duties hereunder, and it shall not be reimbursed for the same by the other party.

     (o) BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, successors and assigns. No part may, without the prior written consent of the other, assign or transfer this Agreement or any obligation incurred hereunder. Any attempt to do so in contravention of this Section 16(o) shall be void and of no force and effect.

     (p) TIMELY PERFORMANCE. Each party acknowledges that in the performance of this Agreement, time shall be considered of the essence.

     (q) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, other than conflicting choice-of-law provisions.

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IN WITNESS WHEREOF, the party's duly authorized representatives have executed this Agreement as of the Effective Date.

CDNOW, INC.                                      LYCOS BERTELSMANN GMBH & CO
                                                 KG

By: /s/ Jason Olim                               By: /s/ Christoph Mohn
   -----------------------------                      --------------------------

Name: JASON OLIM                                 Name: CHRISTOPH MOHN
     ---------------------------                      --------------------------

Date: April 2, 1998                              Date: April 2, 1998
     ---------------------------                      --------------------------

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                                   EXHIBIT A


CARRY-THROUGH BAR SPECIFICATIONS AS OF 4/15/97

SIZE

Total Carry-through Bar Size: 468(w) x 25(h) pixels as of April 1, 1997 all Carry-through Bar sizes must be 468(w) x 25(h) to comply with the Internet Advertising Bureau's (IAB) banner standards.

Live area for Partner Logo:        360(w) x 24(h) pixels

COLOR

Bar is black at all times.
Only partner logos icons can be as many colors as desired with a black background "Return to... " copy is mandatory and must be set up as white Helvetica Neue Black 10pt type, centered and 5 pixels in from the left-hand side of the first black bar

We recommend all copy to be white

To pick up a template go to http://cdnow.com/cobrand_template

FORMAT

Must be saved in a GIF file format

PLACEMENT

Carry-through bar is placed on the top and bottom of each CDnow page. Only those people who visit CDnow from your site will see the Carry-through bar

URL/ADDRESS

Partners have the option of 1 to 3 links on their Carry-through bar -- The URLs will be provided by the partner

If more than one link is desired, the bar must consist of multiple gif images that reference previous Carry-through bar specifications. When using multiple gif images keep two pixels between each bar. No image maps are permitted. Please see the following page for more examples of possible banner solutions.

[Graphics intentionally omitted.]

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SOURCE CODE

CDnow will provide the partner with a from equals (from=) tag. This tag allows us to indentify customers coming from the Partners site to CDnow.

TIMING

CDnow requires a minimum of five business days from when we receive the Carry-through bar to implement it on our site.


CARRY-THROUGH BAR SAMPLES

[Graphics intentionally omitted.]

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                                   EXHIBIT B

                         CDNOW BRANDED LINK PLACEMENTS

                       [Graphics intentionally omitted.]

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                                   EXHIBIT C

                      COMPLIANCE WITH EXISTING CONTRACTS

The following list the existing agreements which constitute and exception to Competitive Marketing and the dates by which they terminate.

[XXX]

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                                   EXHIBIT D

Keywords:

[XXX]

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                                                                       EXHIBIT C
                                                                       ---------
                                   TERRIRORY
                                   ---------

                                     [XXX]

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